                                                                  EXHIBIT (q)(1)

                                POWER OF ATTORNEY

We, the undersigned Officers, Directors or Trustees, as the case may be, of the following investment companies:

            American Century California Tax-Free and Municipal Funds
                    American Century Government Income Trust
                    American Century International Bond Funds
                        American Century Investment Trust
                        American Century Municipal Trust
                American Century Quantitative Equity Funds, Inc.
                    American Century Target Maturities Trust
                  American Century Variable Portfolios II, Inc.
                           (collectively, the "Funds")

hereby constitute and appoint David C. Tucker, Charles A. Etherington, David H.
Reinmiller, Janet A. Nash, Brian L. Brogan, Otis H. Cowan, Ryan L. Blaine,
Christine J. Crossley, Kathleen Gunja Nelson, and Daniel K. Richardson, each of them singly, my true and lawful attorneys-in-fact, with full power of substitution, and with full power to each of them, (a) to sign for me and in my name in the appropriate capacities, all Registration Statements of the Funds on
Form N-1A, Form N-8A or any successor thereto, any and all subsequent
Amendments, Pre-Effective Amendments, or Post-Effective Amendments to said
Registration Statements on Form N-1A or any successor thereto, any Registration
Statements on Form N-14, and any supplements or other instruments in connection therewith; (b) to make, file, execute, amend and withdraw documents of every kind, and to take other action of whatever kind they may elect, for the purpose of complying with all laws relating to the sale of securities of the Fund; and
(c) generally to do all such things in my name and behalf in connection therewith as said attorneys-in-fact deem necessary or appropriate, to comply with the provisions of the Securities Act of 1933 and the Investment Company Act
of 1940, and all related requirements of the Securities and Exchange Commission.
We hereby ratify and confirm all that said attorneys-in-fact or their substitutes may do or cause to be done by virtue hereof. This power of attorney is effective for all documents filed on or after March 8, 2007.

This power of attorney may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

     WITNESS our hands on this 8th day of March, 2007.

                               SIGNATURE AND TITLE

/s/ Jonathan Thomas
-----------------------------------------------
Jonathan Thomas, President

/s/ Robert J. Leach
-----------------------------------------------
Robert J. Leach, Vice President and Treasurer
and Chief Financial Officer

/s/ John Freidenrich                                  /s/ Myron S. Scholes
-----------------------------------------------       -----------------------------------------
John Freidenrich, Director/Trustee                    Myron S. Scholes, Director/Trustee

/s/ Ronald J. Gilson                                  /s/ John B. Shoven
-----------------------------------------------       -----------------------------------------
Ronald J. Gilson, Director/Trustee                    John B. Shoven, Director/Trustee

/s/ Kathryn Hall                                      /s/ Jeanne D. Wohlers
-----------------------------------------------       -----------------------------------------
Kathryn Hall, Director/Trustee                        Jeanne D. Wohlers, Director/Trustee